UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

NASCENT WINE COMPANY, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-120949	82-0576512
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355-A Paseo De Las Americas
San Diego, California	92154
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(619) 661-0458

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.03 CREATION OF A DIRECTOR FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

In August 2006, the Registrant closed a bridge loan pursuant to which it borrowed an aggregate of $500,000 on an unsecured basis from a group of lenders. The bridge loan bears interest at 8% per annum and is due and payable on October 31, 2006. As additional consideration for the loan, the lenders were granted an aggregate of 500,000 common stock purchase warrants exercisable to purchase an equal number of shares of the Registrant’s common stock at $0.40 per share until October 31, 2011. The Registrant also issued an additional 100,000 warrants with identical terms as a consulting fee and paid a cash consulting fee of $25,000. The loan will be used for working capital and will be repaid using proceeds from its common stock private placement.

ITEM 8.01 OTHER EVENTS

On August 9, 2006, the Registrant entered into a non-binding letter of intent to acquire all of the outstanding securities of Palermo Foods, LLC for $1,000,000 in cash, the assumption of Palermo’s debt in the amount of $630,897 and $1,000,000 worth of the Registrant’s common stock based upon the market price on the closing date of the transaction. Palermo Foods is an Italian food import and distribution company based in Miami Florida, serving Miami, Mexico and Puerto Rico. Palermo is currently a member of the Bellissimo Food Group, a nationwide association of independent Italian food service distributor specialists.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

2	Letter of Intent

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASCENT WINE COMPANY, INC.
(Registrant)

Signature	Title	Date

/s/ Sandro Piancone	Chief Executive Officer	August 10, 2006
Sandro Piancone

/s/ Victor Petrone	President	August 10, 2006
Victor Petrone

/s/ Patrick Deparini	Secretary	August 10, 2006
Patrick Deparini

/s/ William Lindberg	Principal Financial Officer	August 10, 2006
William Lindberg

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